                                                                     EXHIBIT 4.2

                               NORAM ENERGY CORP.

                                       To

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                    Trustee

                               __________________

                          SUPPLEMENTAL INDENTURE No. 1

                          Dated as of February 1, 1998

                               _________________



                     6 1/2% Debentures due February 1, 2008

                                  $300,000,000

                               NORAM ENERGY CORP.

                          SUPPLEMENTAL INDENTURE No. 1

                                  $300,000,000

                     6 1/2% Debentures due February 1, 2008



     SUPPLEMENTAL INDENTURE No. 1, dated as of February 1, 1998, between NORAM ENERGY CORP., a Delaware corporation (the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly known as Texas Commerce Bank National Association), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee").


                                    Recitals
                                    --------


     The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 1, 1998 (the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities.

     Section 301 of the Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

     Section 901(7) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

     For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:


                                   ARTICLE 1

                       Relation to Indenture; Definitions

     Section 101. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

     Section 102.  For all purposes of this Supplemental Indenture  No. 1:

          (1) Capitalized terms used herein shall have the meanings specified herein or in the Indenture, as the case may be;

          (2) "Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Subsidiaries less, without duplication: (a) total current liabilities (excluding indebtedness due within 12 months);
     (b) all reserves for depreciation and other asset valuation reserves but, excluding reserves for deferred federal income taxes arising from accelerated amortization or otherwise; (c) all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset; and (d) all appropriate adjustments on account of minority interests of other Persons holding common stock of any Subsidiary, all as reflected in the Company's most recent audited consolidated balance sheet preceding the date of such determination;

          (3) The term "indebtedness," as applied to the Company or any Subsidiary, means bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation (i) for money borrowed (other than unamortized debt discount or premium); (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind; (iii) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; and (iv) any amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation listed in clause (i), (ii) or (iii) above. All indebtedness secured by a lien upon property owned by the Company or any Subsidiary and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, shall for all purposes hereof be deemed to be indebtedness of any such corporation. All indebtedness for borrowed money incurred by other Persons which is directly guaranteed as to payment of principal by the Company or any Subsidiary shall for all purposes hereof be deemed to be indebtedness of any such corporation, but no other contingent obligation of any such corporation in respect of indebtedness incurred by other Persons shall for any purpose be deemed to be indebtedness of such corporation. Indebtedness of the Company or any Subsidiary shall not include (i) amounts which are payable only out of all or a portion of the oil, gas, natural gas, helium, coal, metals, minerals, steam, timber, hydrocarbons, or geothermal or other natural resources produced, derived or extracted from properties owned or developed by such corporation; (ii) any indebtedness incurred to finance oil, gas, natural gas, helium, coal, metals, minerals, steam, timber, hydrocarbons, or geothermal or other natural resources or synthetic fuel exploration or development, payable, with respect to principal and interest, solely out of the proceeds of oil, gas, natural gas, helium, coal, metals, minerals, steam, timber, hydrocarbons, or geothermal or other natural resources or synthetic fuel to be produced, sold, and/or delivered by the Company or any Subsidiary; (iii) indirect guarantees or other contingent obligations in connection with the indebtedness of others, including agreements, contingent or otherwise, with such Persons or with third Persons with respect to, or to permit or insure the payment of, obligations of such other Persons, including, without limitation, agreements to advance or supply funds to or to invest in such other Persons, or agreements to pay for property, products or services of such other Persons (whether or not conferred, delivered or rendered), and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and (iv) any guarantees with respect to lease or other similar periodic payments to be made by other Persons;

          (4) "NorAm Long-Term Indebtedness" means, collectively, the Company's outstanding: (a) Medium-Term Notes, Series A and B (due through 2001), (b) 8.875% Notes due 1999, (c) 7 1/2% Notes due 2000, (d) 8.90% Debentures due 2006, (e) 10% Debentures due 2019, (f) Term Loan (due November 1998) under that certain $150,000,000 Term Loan Agreement, dated as of May 15, 1997, as amended, among the Company, Citibank, N.A., as Agent, and various lenders party thereto and (g) any long-term indebtedness (but excluding for this purpose any long-term indebtedness, if any, incurred pursuant to any revolving credit facility, letter of credit facility or other similar bank credit facility) of the Company issued subsequent to the Debentures and prior to the Termination Date containing covenants substantially similar to the covenants set forth in Sections 214 and 215 hereof, but not containing a provision substantially similar to the provision set forth in Section 216 hereof;

          (5) "Principal Property" means any natural gas distribution property, natural gas pipeline or gas processing plant located in the United States, except any such property that in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries. "Principal Property" shall not include any oil or gas property or the production or proceeds of production from an oil or gas producing property or the production or any proceeds of production of gas processing plants or oil or gas or petroleum products in any pipeline or storage field;

          (6) "Restricted Subsidiary" means any Subsidiary which owns a Principal Property;

          (7) "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to the Company or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person;

          (8) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

          (9) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1.

                                   ARTICLE 2

                           The Series of Securities

     Section 201. Title of the Securities. There shall be a series of Securities designated the "6 1/2% Debentures due February 1, 2008" (the "Debentures").

     Section 202. Limitation on Aggregate Principal Amount. The aggregate principal amount of the Debentures shall be limited to $300,000,000; provided, however, that the authorized aggregate principal amount of the Debentures may be increased above such amount by a Board Resolution to such effect.

     Section 203. Stated Maturity. The Stated Maturity of the Debentures shall be February 1, 2008.

     Section 204. Interest and Interest Rates. The rate of interest on each Debenture shall be 6 1/2% per annum, accruing from February 10, 1998 and interest shall be payable, semi-annually in arrears, on February 1 and August 1, of each year (each such date, an "Interest Payment Date"), commencing August 1, 1998 to the Persons in whose names the Debentures are registered at the close of business on the immediately preceding January 15 and July 15, respectively, whether or not such day is a Business Day (each such date, a "Regular Record Date"). The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Debenture is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Debentures not less than 10 days prior to such Special Record Date, or (ii) be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

     Section 205. Place of Payment. The Place of Payment where the Debentures may be presented or surrendered for payment shall be Houston Industries Plaza, c/o Office of Investor Services, 1111 Louisiana 44th Floor, Houston, Texas 77002.

     Section 206. Place of Registration or Exchange; Notices and Demands With Respect to the Debentures. The place where the Holders of the Debentures may present the Debentures for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Debentures shall be the Corporate Trust Office of the Trustee.

     Section 207. Percentage of Principal Amount. The Debentures shall be issued at 99.836% of their principal amount.

     Section 208. Global Securities. The Debentures shall be issuable in whole or in part in the form of one or more Global Securities. Such Global Securities shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Debentures. Such Global Securities shall bear the legends set forth in the form of Security attached as Exhibit A hereto.

     Section 209. Form of Securities. The Debentures shall be substantially in the form attached as Exhibit A hereto.

     Section 210. Securities Registrar. The Trustee shall initially serve as Securities Registrar.

     Section 211. Defeasance and Discharge; Covenant Defeasance. Article Fourteen of the Indenture, including without limitation, Sections 1402 and 1403 thereof, shall apply to the Debentures.

     Section 212. Maintenance of Properties. The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.

     Section 213. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 214. Restrictions on Liens. The Company shall not pledge, mortgage or hypothecate, or permit to exist, and shall not cause, suffer or permit any Restricted Subsidiary to pledge, mortgage or hypothecate, or permit to exist, except in favor of the Company or any Restricted Subsidiary, any mortgage, pledge, lien or other encumbrance (collectively, a "lien" or "liens") upon, any Principal Property at any time owned by it or a Restricted Subsidiary, to secure any indebtedness, without making effective provisions whereby the Debentures shall be equally and ratably secured with or prior to any and all such indebtedness and any other indebtedness similarly entitled to be equally and ratably secured; provided, however, that this provision shall not apply to or prevent the creation or existence of:

          (a) undetermined or inchoate liens and charges incidental to construction, maintenance, development or operation;

          (b) the lien of taxes and assessments for the then current year;

          (c) the lien of taxes and assessments not at the time delinquent;

          (d) the lien of specified taxes and assessments which are delinquent but the validity of which is being contested at the time by the Company or such Restricted Subsidiary in good faith and by appropriate proceedings;

          (e) the lien reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates;

          (f) any obligations or duties, affecting the property of the Company or such Restricted Subsidiary, to any municipality or public authority with respect to any franchise, grant, license, permit or similar arrangement;

          (g) the liens of any judgments or attachment in an aggregate amount not in excess of $10,000,000, or the lien of any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

          (h) any lien on any property held or used by the Company or a Restricted Subsidiary in connection with the exploration for, development of or production of oil, gas, natural gas (including liquefied gas and storage gas), other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels, such properties to include, but not be limited to the Company's or a Restricted Subsidiary's interest in any mineral fee interests, oil, gas or other mineral leases, royalty, overriding royalty or net profits interests, production payments and other similar interests, wellhead production equipment, tanks, field gathering lines, leasehold or field separation and processing facilities, compression facilities and other similar personal property and fixtures;

          (i) any lien on oil, gas, natural gas (including liquefied gas and storage gas), and other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels produced or recovered from any property, an interest in which is owned or leased by the Company or a Restricted Subsidiary;

          (j) liens upon any property heretofore or hereafter acquired, constructed or improved, created at the time of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof or the cost of such construction or improvement, or existing thereon at the date of acquisition, whether or not assumed by the Company or a Restricted Subsidiary, provided that every such lien shall apply only to the property so acquired or constructed and fixed improvements thereon;

          (k) any extension, renewal or refunding, in whole or in part, of any lien permitted by subparagraph (j) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the lien extended, renewed or refunded;

          (l) liens upon any property heretofore or hereafter acquired by any corporation that is or becomes a Restricted Subsidiary after the date hereof ("Acquired Entity") provided that every such lien (1) shall either
     (A) exist prior to the time the Acquired Entity becomes a Restricted Subsidiary or (B) be created at the time the Acquired Entity becomes a Restricted Subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof and (2) shall only apply to those properties owned by the Acquired Entity at the time it becomes a Restricted Subsidiary or thereafter acquired by it from sources other than the Company or any other Restricted Subsidiary;

          (m) the pledge of current assets, in the ordinary course of business, to secure current liabilities;

          (n) mechanics' or materialmen's liens, any liens or charges arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure duties or public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges;

          (o) any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time in connection with the financing of the acquisition or construction of property to be used in the business of the Company or a Restricted Subsidiary or as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

          (p) any lien of or upon any office equipment, data processing equipment (including, without limitation, computer and computer peripheral equipment), or transportation equipment (including, without limitation, motor vehicles, tractors, trailers, marine vessels, barges, towboats, rolling stock and aircraft);

          (q) any lien created or assumed by the Company or a Restricted Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code, as amended, for the purposes of financing, in whole or in part, the acquisition or construction of property to be used by the Company or a Restricted Subsidiary; or

          (r) the pledge or assignment of accounts receivable, or the pledge or assignment of conditional sales contracts or chattel mortgages and evidences of indebtedness secured thereby, received in connection with the sale by the Company or such Restricted Subsidiary or others of goods or merchandise to customers of the Company or such Restricted Subsidiary.

     In case the Company or any Restricted Subsidiary shall propose to pledge, mortgage, or hypothecate any Principal Property at any time owned by it to secure any indebtedness, other than as permitted by subdivision (a) to (r), inclusive, of this Section 214, the Company shall prior thereto give written notice thereof to the Trustee, and the Company shall or shall cause such Restricted Subsidiary to, prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture executed to the Trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the Trustee, effectively secure all the Debentures equally and ratably with, or prior to, such indebtedness.

     Notwithstanding the foregoing provisions of this Section 214, the Company or a Restricted Subsidiary may issue, assume or guarantee indebtedness secured by a mortgage which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other indebtedness of the Company or a Restricted Subsidiary secured by a mortgage which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including indebtedness permitted to be secured under clauses (a) through (r) above) and the Value of all Sale and Leaseback Transactions in existence at such time (other than any Sale and Leaseback Transaction which, if such Sale and Leaseback Transaction had been a lien, would have been permitted by paragraph (j) of this Section 214 and other than Sale and Leaseback Transactions as to which application of amounts have been made in accordance with paragraph (l) of this Section 214) does not at the time of incurrence of such indebtedness exceed 5% of Consolidated Net Tangible Assets. "Value" means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction or (2) the fair value, in the opinion of the Board of Directors, of such property at the time of entering into such Sale and Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     Section 215. Restrictions on Sale and Leaseback Transactions. The Company shall not, nor shall it permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such Principal Property and either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of (1) paragraph (j) of Section 214 or (2) paragraph (1) of Section 214, to incur indebtedness secured by a lien on the Principal Property to be leased without equally and ratably securing the Debentures, or (b) the Company shall, and in any such case the Company covenants that it will, within 120 days of the effective date of any such arrangement, apply an amount not less than the fair value (as so determined) of such Principal Property (i) to the payment or other retirement of Funded Debt incurred or assumed by the Company which ranks senior to or pari passu with the Debentures or of Funded Debt incurred or assumed by any Restricted Subsidiary (other than, in either case, Funded Debt owned by the Company or any Restricted Subsidiary), or (ii) to the purchase at not more than fair value (as so determined) of Principal Property (other than the Principal Property involved in such sale). For this purpose, "Funded Debt" means any indebtedness which by its terms matures at or is extendable or renewable at the sole option of the obligor thereon without requiring the consent of the obligee to a date more than 12 months after the date of the creation of such indebtedness.

     Section 216. Expiration of Restrictions on Liens and Restrictions on Sale and Leaseback Transactions. Notwithstanding anything to the contrary herein, on the date (the "Termination Date") (and continuing thereafter) on which there remains outstanding, in the aggregate, no more than $200,000,000 in principal amount of NorAm Long-Term Indebtedness, the covenants of the Company set forth in Sections 214 and 215 hereof shall terminate and the Company shall no longer be subject to the covenants set forth in such Sections.

     Section 217. No Redemption. The Debentures shall not be subject to redemption by the Company prior to their Stated Maturity.

     Section 218. Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Debentures pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.


                                   ARTICLE 3

                            Miscellaneous Provisions

     Section 301. The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

     Section 302. This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 303. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

                              NORAM ENERGY CORP.


                              By:/s/ Marc Kilbride
                                 -------------------------------
                                  Name: Marc Kilbride
                                  Title: Treasurer
Attest:

/s/ Richard Dauphin
------------------------------
Name : Richard Dauphin
Title: Assistant Secretary



(SEAL)



                              CHASE BANK OF TEXAS, NATIONAL
                              ASSOCIATION, as Trustee


                              By:
                                 -------------------------------
                                 Name:
                                      --------------------------
                                  Title:
                                        ------------------------
(SEAL)

                                   Exhibit A


                           [FORM OF FACE OF SECURITY]

IF THIS SECURITY IS TO BE A GLOBAL SECURITY - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to NorAm Energy Corp. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                               NORAM ENERGY CORP.

                     6 1/2% Debentures due February 1, 2008



No. __________                                         $ __________
                                                   CUSIP No.  655419AD1

          NORAM ENERGY CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ____________________ Dollars on February 1, 2008, and to pay interest thereon from February 10, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing August 1, 1998, at the rate of 6 1/2% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 6 1/2% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of Houston Industries Incorporated, a Texas corporation, maintained for that purpose at the address Houston Industries Plaza, c/o Office of Investor Services, 1111 Louisiana 44th Floor, Houston, Texas 77002, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  _______________                  NORAM ENERGY CORP.



                                         By:
                                            -------------------------------
                                         Name:
(SEAL)                                   Title:



Attest:

_____________________


          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                         CHASE BANK OF TEXAS,
                                         NATIONAL ASSOCIATION, As Trustee

Dated:________________

                                    By:
                                       ---------------------------------
                                         Authorized Signatory

                         [FORM OF REVERSE OF SECURITY]

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1998 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Chase Bank of Texas, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

          The Securities of this series are not subject to redemption by the Company prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

          The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.